Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 29, 2020, in the Registration Statement (post- effective amendment No.4 to Form F-1) and related Prospectus of United World Holding Group Ltd.

/s/ TAAD LLP

Diamond Bar, California

September 9, 2020